Exhibit 99.1

PRA Group Reports Fourth Quarter 2020 Results

NORFOLK, Va., Feb. 25, 2021 /PRNewswire/ -- PRA Group, Inc. (Nasdaq: PRAA), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the fourth quarter and full year of 2020. Net income attributable to PRA Group, Inc. increased $2.5 million, or 9%, to $29.8 million compared to the fourth quarter of 2019. Diluted earnings per share were $0.65 compared to $0.60 in the fourth quarter of 2019. For the year ended December 31, 2020, net income attributable to PRA Group, Inc. increased $63.2 million, or 73%, to $149.3 million, or $3.26 per diluted share, compared to the year ended December 31, 2019.

Fourth Quarter Highlights (compared to the fourth quarter of 2019)

  Total cash collections increased 6% to $481.9 million on a reported basis and a constant currency adjusted basis.
  Total revenues increased 2% to $273.9 million.
  Income from operations increased 26% to $89.2 million.
  Cash efficiency ratio1 of 61.9% during the quarter compared to 59.7% in the fourth quarter of 2019.
  Net income attributable to PRA Group, Inc. increased 9% to $29.8 million.
  Diluted earnings per share increased 8% to $0.65.
  Debt to Adjusted EBITDA2 for the last 12 months decreased to 1.99x from 2.53x at December 31, 2019.
  Total portfolio purchases of $289.8 million.
  Estimated Remaining Collections (ERC) of $6.5 billion.

Full Year 2020 Highlights (compared to the full year of 2019)

  Record total cash collections which increased 9% to $2.0 billion.
  Record total revenues which increased 5% to $1.1 billion.
  Record income from operations which increased 41% to $349.7 million.
  Record cash efficiency ratio1 of 64.5%.

"Cash collections grew in the quarter driven primarily by increases in nonlegal collections in the U.S. and by Core and Insolvency in Europe. In the U.S., we continue to see customers choosing to voluntarily resolve their debts through the call centers and digital platforms. In Europe, cash collections were driven by record portfolio purchases in 2019, as well as strong investment levels in 2020 at increased underwritten net returns," said Kevin Stevenson, president and chief executive officer. "Looking ahead, we entered 2021 with a similar base of maximum forward flow commitments as 2020, but we expect they will deliver more actual investment volume. We believe that the pipeline for 2021 is strong, particularly in Europe, and we remain optimistic about supply globally."

  Calculated by dividing cash receipts less operating expenses by cash receipts.
  A reconciliation of this non-GAAP financial measure to the most directly comparable GAAP measure can be found at the end of this press release.

Cash Collections and Revenues
The following table presents cash collections by quarter and by source on an as reported and constant currency adjusted basis:

Cash Collection Source	2020				2019
($ in thousands)	Q4	Q3	Q2	Q1	Q4
Americas Core	$ 286,524	$ 336,322	$ 343,269	$ 305,780	$ 276,639
Americas Insolvency	36,048	37,344	38,685	43,210	40,801
Europe Core	141,471	131,702	115,145	131,340	126,649
Europe Insolvency	17,830	13,971	12,841	14,243	12,520
Total Cash Collections	$ 481,873	$ 519,339	$ 509,940	$ 494,573	$ 456,609

Cash Collection Source
Constant Currency Adjusted	2020				2019
($ in thousands)	Q4				Q4
Americas Core	$ 286,524				$ 269,231
Americas Insolvency	36,048				40,808
Europe Core	141,471				132,291
Europe Insolvency	17,830				12,960
Total Cash Collections	$ 481,873				$ 455,290

  Cash collections in the quarter increased $25.3 million compared to the fourth quarter of 2019. The increase was primarily due to a 22% increase in U.S. call center and other cash collections, a 12% increase in Europe Core cash collections and a 42% increase in Europe Insolvency cash collections. This increase was partially offset by a decrease in U.S. legal and Americas Insolvency cash collections. While cash collections decreased in Other Americas, this was primarily driven by foreign exchange rates. For the full year, cash collections increased $164.5 million compared to the full year of 2019.
  Portfolio income was $233.5 million compared to $262.8 million in income recognized on finance receivables in the fourth quarter of 2019. For the full year, portfolio income was $984.0 million compared to $998.4 million in income recognized on finance receivables for the same period in 2019.
  Changes in expected recoveries were a net positive of $36.9 million. This amount reflects $66.3 million in recoveries in excess of forecast from overperformance during the quarter, partially offset by a negative $29.4 million adjustment for changes in expected future recoveries. The Company has assumed that a portion of the current quarter overperformance is acceleration of future collections and made cash forecast adjustments deemed appropriate given the current environment.

Expenses

  Operating expenses in the quarter decreased $1.1 million compared to the fourth quarter of 2019. The decrease was primarily driven by a reduction in legal collection costs mainly as a result of a shift in collections from the legal channel to the call centers and digital platforms. This decrease was partially offset by an increase in outside fees and services which was driven by a number of factors, none of which was individually material. For the full year, operating expenses decreased $29.7 million compared to the same period in 2019.
  Interest expense, net decreased $0.7 million compared to the fourth quarter of 2019 primarily due to lower average interest rates. For the full year, interest expense, net was almost flat to the same period in 2019.
  The effective tax rate for the full year was 19.7%.

Portfolio Acquisitions

  The Company purchased $289.8 million in finance receivables in the fourth quarter of 2020.
  At the end of the fourth quarter, the Company had in place forward flow commitments of up to $501.9 million with $324.1 million in the Americas and $177.8 million in Europe.

Portfolio Acquisition Source	2020				2019
($ in thousands)	Q4	Q3	Q2	Q1	Q4
Americas Core	$ 67,460	$ 84,139	$ 110,474	$ 172,697	$ 118,153
Americas Insolvency	12,504	14,328	14,527	20,772	22,650
Europe Core	137,647	74,930	34,247	60,990	218,919
Europe Insolvency	72,171	4,203	5,251	18,778	42,613
Total Portfolio Acquisitions	$ 289,782	$ 177,600	$ 164,499	$ 273,237	$ 402,335

Conference Call Information
PRA Group, Inc. will hold a conference call today at 5:00 p.m. ET to discuss results with institutional investors and stock analysts. To listen to a webcast of the call and view the accompanying slides, visit https://ir.pragroup.com/events-and-presentations. To listen by phone, call 844-835-9982 in the U.S. or 412-317-5267 outside the U.S. and ask for the PRA Group conference call. To listen to a replay of the call until Mar. 4, 2021, call 877-344-7529 in the U.S. or 412-317-0088 outside the U.S. and use access code 10148612.

About PRA Group, Inc.
As a global leader in acquiring and collecting nonperforming loans, PRA Group, Inc. returns capital to banks and other creditors to help expand financial services for consumers in the Americas and Europe. With thousands of employees worldwide, PRA Group, Inc. companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward-Looking Statements
Statements made herein that are not historical in nature, including PRA Group, Inc.'s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group, Inc.'s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group, Inc. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group, Inc.'s filings with the Securities and Exchange Commission including but not limited to PRA Group, Inc.'s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group, Inc.'s website and contain a detailed discussion of PRA Group, Inc.'s business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by more recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group, Inc. assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group, Inc.'s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(Amounts in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2020	2019	2020	2019

Revenues:
Portfolio income	$ 233,480	$ -	$ 984,036	$ -
Changes in expected recoveries	36,909	-	69,297	-
Income recognized on finance receivables	-	262,835	-	998,361
Fee income	2,922	4,297	9,748	15,769
Other revenue	545	2,001	2,333	2,951
Total revenues	273,856	269,133	1,065,414	1,017,081

Net allowance charges	-	(12,598)	-	(24,025)

Operating expenses:
Compensation and employee services	77,533	75,671	295,150	310,441
Legal collection fees	11,783	13,822	53,758	55,261
Legal collection costs	21,638	34,411	101,635	134,156
Agency fees	17,799	15,979	56,418	55,812
Outside fees and services	23,291	15,239	84,087	63,513
Communication	9,099	9,722	40,801	44,057
Rent and occupancy	4,558	4,586	17,973	17,854
Depreciation and amortization	5,971	4,123	18,465	17,464
Other operating expenses	12,969	12,198	47,426	46,811
Total operating expenses	184,641	185,751	715,713	745,369
Income from operations	89,215	70,784	349,701	247,687

Other income and (expense):
Interest expense, net	(35,393)	(36,046)	(141,712)	(141,918)
Foreign exchange (loss)/gain	(1,022)	595	2,005	11,954
Other	318	(241)	(1,049)	(364)
Income before income taxes	53,118	35,092	208,945	117,359

Income tax expense	16,469	4,073	41,203	19,680
Net income	36,649	31,019	167,742	97,679
Adjustment for net income attributable to noncontrolling interests	6,851	3,678	18,403	11,521
Net income attributable to PRA Group, Inc.	$ 29,798	$ 27,341	$ 149,339	$ 86,158

Net income per common share attributable to PRA Group, Inc.:
Basic	$ 0.65	$ 0.60	$ 3.28	$ 1.90
Diluted	$ 0.65	$ 0.60	$ 3.26	$ 1.89

Weighted average number of shares outstanding:
Basic	45,583	45,413	45,540	45,387
Diluted	45,973	45,748	45,860	45,577

PRA Group, Inc.
Consolidated Balance Sheets
(Amounts in thousands, except per share amounts)

	(unaudited)
	December 31,	December 31,
ASSETS	2020	2019

Cash and cash equivalents	$ 108,613	$ 119,774
Restricted cash	12,434	4,033
Investments	55,759	56,176
Finance receivables, net	3,514,788	3,514,165
Other receivables, net	13,194	10,606
Income taxes receivable	21,928	17,918
Deferred tax assets, net	83,205	63,225
Right-of-use assets	52,951	68,972
Property and equipment, net	58,356	56,501
Goodwill	492,989	480,794
Other assets	38,844	31,727

Total assets	$ 4,453,061	$ 4,423,891

LIABILITIES AND EQUITY

Liabilities:
Accounts payable	$ 5,294	$ 4,258
Accrued expenses	97,320	88,925
Income taxes payable	29,692	4,046
Deferred tax liabilities, net	40,867	85,390
Lease liabilities	57,348	73,377
Interest-bearing deposits	132,739	106,246
Borrowings	2,661,289	2,808,425
Other liabilities	54,986	26,211

Total liabilities	3,079,535	3,196,878

Equity:
Preferred stock, $0.01 par value, 2,000 authorized shares,
no shares issued and outstanding shares	-	-
Common stock, $0.01 par value, 100,000 shares authorized, 45,585 shares issued and outstanding at December 31, 2020; 100,000 shares authorized,
45,416 shares issued and outstanding at December 31, 2019	456	454
Additional paid-in capital	75,282	67,321
Retained earnings	1,511,970	1,362,631
Accumulated other comprehensive loss	(245,791)	(261,018)
Total stockholders' equity - PRA Group, Inc.	1,341,917	1,169,388
Noncontrolling interests	31,609	57,625
Total equity	1,373,526	1,227,013
Total liabilities and equity	$ 4,453,061	$ 4,423,891

Select Expenses (Income)
(in thousands, pre-tax)	Three Months Ended
	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019
Acquisition/divestiture-related expenses	-	-	-	-	-	-	227	223
Legal costs not associated with normal operations	-	-	-	-	-	-	-	-
Noncash interest expense - amortization of debt discount	1,959	2,388	3,247	3,217	3,157	3,128	3,071	3,042
Noncash interest expense - amortization of debt issuance costs	2,393	2,476	2,743	2,640	2,649	2,649	2,655	2,636
Change in fair value on derivatives	3,875	3,701	3,284	2,039	1,247	1,126	1,645	349
Amortization of intangibles	1,792	360	351	349	407	400	418	347
Share-based compensation expense	5,370	3,097	3,063	2,857	2,809	2,974	2,620	2,314

Purchase Price Multiples
as of December 31, 2020
Amounts in thousands

Purchase Period	Purchase Price (1)(2)	Total Estimated Collections (3)	Estimated Remaining Collections (4)	Current Estimated Purchase Price Multiple	Original Estimated Purchase Price Multiple (5)
Americas Core
1996-2010	$ 1,078,219	$ 3,398,610	$ 28,969	315%	240%
2011	209,602	720,510	19,048	344%	245%
2012	254,076	653,102	21,655	257%	226%
2013	390,826	896,381	36,759	229%	211%
2014	404,117	866,597	58,983	214%	204%
2015	443,114	927,497	132,263	209%	205%
2016	455,767	1,092,218	230,039	240%	201%
2017	532,851	1,210,475	367,123	227%	193%
2018	653,975	1,362,777	521,466	208%	202%
2019	581,476	1,240,122	717,793	213%	206%
2020	435,668	929,706	796,502	213%	213%
Subtotal	5,439,691	13,297,995	2,930,600
Americas Insolvency
1996-2010	606,395	1,382,682	1,105	228%	180%
2011	180,432	370,180	567	205%	155%
2012	251,395	392,605	256	156%	136%
2013	227,834	354,923	832	156%	133%
2014	148,420	218,485	2,045	147%	124%
2015	63,170	87,254	1,489	138%	125%
2016	91,442	116,918	9,209	128%	123%
2017	275,257	348,732	62,593	127%	125%
2018	97,879	130,683	66,033	134%	127%
2019	123,077	160,804	116,037	131%	128%
2020	62,130	84,622	78,098	136%	136%
Subtotal	2,127,431	3,647,888	338,264
Total Americas	7,567,122	16,945,883	3,268,864
Europe Core
2012	20,409	41,210	-	202%	187%
2013	20,334	25,448	-	125%	119%
2014	773,811	2,229,255	630,934	288%	208%
2015	411,340	734,276	274,714	179%	160%
2016	333,090	556,493	295,560	167%	167%
2017	252,174	353,557	194,165	140%	144%
2018	341,775	524,117	361,355	153%	148%
2019	518,610	778,422	630,040	150%	152%
2020	324,119	557,289	523,089	172%	172%
Subtotal	2,995,662	5,800,067	2,909,857
Europe Insolvency
2014	10,876	18,223	213	168%	129%
2015	18,973	29,023	2,512	153%	139%
2016	39,338	56,801	10,424	144%	130%
2017	39,235	49,142	20,019	125%	128%
2018	44,908	52,955	36,032	118%	123%
2019	77,218	101,891	77,854	132%	130%
2020	105,440	135,890	129,591	129%	129%
Subtotal	335,988	443,925	276,645
Total Europe	3,331,650	6,243,992	3,186,502
Total PRA Group	$ 10,898,772	$ 23,189,875	$ 6,455,366

(1)	Includes the acquisition date finance receivables portfolios that were acquired through our business acquisitions.
(2)

For our non-US amounts, purchase price is presented at the exchange rate at the end of the year in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the portfolio are presented at the year-end exchange rate for the respective year of purchase.

(3)	For our non-US amounts, TEC is presented at the year-end exchange rate for the respective year of purchase.
(4)	For our non-U.S. amounts, ERC is presented at the December 31, 2020 exchange rate.
(5)	The Original Estimated Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information
For the Year Ended December 31, 2020
Amounts in thousands

Purchase Period	Cash Collections(1)	Portfolio Income (1)	Changes in Expected Recoveries(1)	Total Portfolio Revenue (1) (2)	Net Finance Receivables as of December 31,2020 (3)
Americas Core
1996-2010	$ 18,838	$ 15,419	$ (3,156)	$ 12,263	$ 6,140
2011	10,855	10,016	(3,722)	6,294	3,142
2012	11,805	10,055	(7,485)	2,570	6,761
2013	23,161	16,709	(10,833)	5,876	16,290
2014	31,921	23,563	(21,081)	2,482	25,525
2015	57,223	34,339	(14,111)	20,228	56,170
2016	105,905	59,388	796	60,184	93,024
2017	192,524	91,632	25,085	116,717	165,492
2018	337,697	135,689	32,123	167,812	286,204
2019	349,021	175,258	36,325	211,583	380,756
2020	132,945	78,573	18,114	96,687	398,271
Subtotal	1,271,895	650,641	52,055	702,696	1,437,775
Americas Insolvency
1996-2010	844	$ 992	(128)	864	-
2011	483	406	79	485	-
2012	925	697	509	1,206	-
2013	1,311	1,310	11	1,321	-
2014	2,229	2,500	(734)	1,766	224
2015	7,909	4,036	(1,002)	3,034	898
2016	14,362	3,402	970	4,372	7,423
2017	58,826	15,607	(428)	15,179	51,771
2018	30,513	8,762	2,960	11,722	55,653
2019	31,360	11,293	3,480	14,773	97,250
2020	6,525	4,064	(869)	3,195	57,929
Subtotal	155,287	53,069	4,848	57,917	271,148
Total Americas	1,427,182	703,710	56,903	760,613	1,708,923
Europe Core
2012	1,218	687	531	1,218	-
2013	685	333	353	686	-
2014	149,782	106,875	11,173	118,048	168,604
2015	54,252	30,917	(575)	30,342	144,112
2016	48,333	26,722	(2,260)	24,462	172,697
2017	36,084	13,521	(5,500)	8,021	135,149
2018	71,253	26,261	3,519	29,780	235,099
2019	125,712	43,091	(2,837)	40,254	416,812
2020	32,339	12,507	6,199	18,706	309,229
Subtotal	519,658	260,914	10,603	271,517	1,581,702
Europe Insolvency
2014	802	511	69	580	90
2015	2,871	1,367	49	1,416	1,627
2016	7,950	3,047	(204)	2,843	7,583
2017	9,819	1,960	568	2,528	17,602
2018	10,315	2,935	(2,229)	706	31,143
2019	21,082	6,637	1,933	8,570	63,230
2020	6,046	2,955	1,605	4,560	102,888
Subtotal	58,885	19,412	1,791	21,203	224,163
Total Europe	578,543	280,326	12,394	292,720	1,805,865
Total PRA Group	$ 2,005,725	$ 984,036	$ 69,297	$ 1,053,333	$ 3,514,788

(1)	For our non-U.S., amounts are presented using the average exchange rates during the current reporting period.
(2)	Total Portfolio Revenue refers to Portfolio Income and Changes in Expected Recoveries combined.
(3)	For our non-U.S. amounts, Net Finance Receivables are presented at the December 31, 2020 exchange rate.

Cash Collections by Year, By Year of Purchase (1)
as of December 31, 2020
Amounts in millions

Purchase Period (2)	Purchase Price (2)(3)	Cash Collections
		1996-2010	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020	Total
Americas Core
1996-2010	$ 1,078.2	$ 1,990.5	$ 367.1	$ 311.5	$ 228.4	$ 157.7	$ 109.3	$ 70.2	$ 46.0	$ 34.4	$ 28.4	$ 18.8	$ 3,362.3
2011	209.6	—	62.0	174.5	152.9	108.5	73.8	48.7	32.0	21.6	16.6	10.9	701.5
2012	254.1	—	—	56.9	173.6	146.2	97.3	60.0	40.0	27.8	17.9	11.8	631.5
2013	390.8	—	—	—	101.6	247.8	194.0	120.8	78.9	56.4	36.9	23.2	859.6
2014	404.1	—	—	—	—	92.7	253.4	170.3	114.2	82.2	55.3	31.9	800.0
2015	443.1	—	—	—	—	—	117.0	228.4	185.9	126.6	83.6	57.2	798.7
2016	455.8	—	—	—	—	—	—	138.7	256.5	194.6	140.6	105.9	836.3
2017	532.9	—	—	—	—	—	—	—	107.3	278.7	256.5	192.5	835.0
2018	654.0	—	—	—	—	—	—	—	—	122.7	361.9	337.7	822.3
2019	581.5	—	—	—	—	—	—	—	—	—	143.8	349.0	492.8
2020	435.7	—	—	—	—	—	—	—	—	—	-	133.0	133.0
Subtotal	5,439.8	1,990.5	429.1	542.9	656.5	752.9	844.8	837.1	860.8	945.0	1,141.5	1,271.9	$ 10,273.0
Americas Insolvency
1996-2010	606.4	390.9	261.2	270.4	231.0	158.9	51.2	8.6	4.6	2.5	1.4	0.8	1,381.5
2011	180.4	—	15.2	66.4	82.8	85.8	76.9	36.0	3.7	1.6	0.7	0.5	369.6
2012	251.4	—	—	17.4	103.6	94.1	80.1	60.7	29.3	4.3	1.9	0.9	392.3
2013	227.8	—	—	—	52.5	82.6	81.7	63.4	47.8	21.9	2.9	1.3	354.1
2014	148.4	—	—	—	—	37.0	50.9	44.3	37.4	28.8	15.8	2.2	216.4
2015	63.2	—	—	—	—	—	3.4	17.9	20.1	19.8	16.7	7.9	85.8
2016	91.4	—	—	—	—	—	—	18.9	30.4	25.0	19.9	14.4	108.6
2017	275.3	—	—	—	—	—	—	—	49.1	97.3	80.9	58.8	286.1
2018	97.9	—	—	—	—	—	—	—	—	6.7	27.4	30.5	64.6
2019	123.1	—	—	—	—	—	—	—	—	—	13.3	31.4	44.7
2020	62.1	—	—	—	—	—	—	—	—	—	—	6.6	6.6
Subtotal	2,127.4	390.9	276.4	354.2	469.9	458.4	344.2	249.8	222.4	207.9	180.9	155.3	3,310.3
Total Americas	7,567.2	2,381.4	705.5	897.1	1,126.4	1,211.3	1,189.0	1,086.9	1,083.2	1,152.9	1,322.4	1,427.2	13,583.3
Europe Core
2012	20.4	—	—	11.6	9.0	5.6	3.2	2.2	2.0	2.0	1.5	1.2	38.3
2013	20.3	—	—	—	7.1	8.5	2.3	1.3	1.2	1.3	0.9	0.7	23.3
2014	773.8	—	—	—	—	153.2	292.0	246.4	220.8	206.3	172.9	149.8	1,441.4
2015	411.3	—	—	—	—	—	45.8	100.3	86.2	80.9	66.1	54.3	433.6
2016	333.1	—	—	—	—	—	—	40.4	78.9	72.6	58.0	48.3	298.2
2017	252.2	—	—	—	—	—	—	—	17.9	56.0	44.1	36.1	154.1
2018	341.8	—	—	—	—	—	—	—	—	24.3	88.7	71.2	184.2
2019	518.6	—	—	—	—	—	—	—	—	—	47.9	125.7	173.6
2020	324.1	—	—	—	—	—	—	—	—	—	—	32.4	32.4
Subtotal	2,995.6	-	-	11.6	16.1	167.3	343.3	390.6	407.0	443.4	480.1	519.7	2,779.1
Europe Insolvency
2014	10.9	—	—	—	—	-	4.3	3.9	3.2	2.6	1.5	0.8	16.3
2015	19.0	—	—	—	—	—	3.0	4.4	5.0	4.8	3.9	2.9	24.0
2016	39.3	—	—	—	—	—	—	6.2	12.7	12.9	10.7	7.9	50.4
2017	39.2	—	—	—	—	—	—	—	1.2	7.9	9.2	9.8	28.1
2018	44.9	—	—	—	—	—	—	—	—	0.6	8.4	10.3	19.3
2019	77.2	—	—	—	—	—	—	—	—	—	5.1	21.1	26.2
2020	105.4	—	—	—	—	—	—	—	—	—	—	6.1	6.1
Subtotal	335.9	-	-	-	-	-	7.3	14.5	22.1	28.8	38.8	58.9	170.4
Total Europe	3,331.5	-	-	11.6	16.1	167.3	350.6	405.1	429.1	472.2	518.9	578.6	2,949.5
Total PRA Group	$ 10,898.7	$ 2,381.4	$ 705.5	$ 908.7	$ 1,142.5	$ 1,378.6	$ 1,539.6	$ 1,492.0	$ 1,512.3	$ 1,625.1	$ 1,841.3	$ 2,005.8	$ 16,532.8

(1)	For our non-U.S. amounts, cash collections are presented using the average exchange rates during the cash collection period.
(2)	Includes the finance receivables portfolios that were acquired through our business acquisitions.
(3)

For our non-US amounts, Purchase Price is presented at the exchange rate at the end of the year in which the portfolio was purchased.  In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the year end exchange rate for the respective year of purchase.

Use of Non-GAAP Financial Measures
PRA Group, Inc. reports financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management uses certain non-GAAP financial measures, including Adjusted EBITDA, internally to evaluate the Company's performance and to set performance goals. Adjusted EBITDA is calculated as net income attributable to PRA Group, Inc. plus interest expense, net and other; plus income tax expense (or less income tax benefit); plus depreciation and amortization; plus recoveries applied to negative allowance; less gain on sale of subsidiaries; less foreign exchange gain (or plus foreign exchange loss); and plus net income attributable to noncontrolling interests. Adjusted EBITDA is a supplemental measure of performance that is not required by, or presented in accordance with, GAAP. PRA Group, Inc. presents Adjusted EBITDA because the Company considers it an important supplemental measure of operations and financial performance. Management believes Adjusted EBITDA helps provide enhanced period-to-period comparability of operations and financial performance and is useful to investors as other companies in the industry report similar financial measures. Adjusted EBITDA should not be considered as an alternative to net income determined in accordance with GAAP. Set forth below is a reconciliation of Adjusted EBITDA to net income, the most directly comparable financial measure calculated and reported in accordance with GAAP. The calculation of Adjusted EBITDA below may not be comparable to the calculation of similarly titled measures reported by other companies.

LTM Adjusted EBITDA for PRA Group ($ in millions)	12/31/2020	12/31/2019
Net income attributable to PRA Group, Inc.	$ 149	$ 86
Income tax expense (benefit)	41	20
Foreign exchange (gain) loss	(2)	(12)
Interest expense, net and other	143	142
Depreciation and amortization	18	17
Adjustment for net income attributable to noncontrolling interests	18	12
Gain on sale of subsidiaries	-	-
Recoveries applied to negative allowance less changes in expected in recoveries*	968	843
LTM Adjusted EBITDA	$ 1,337	$ 1,108

*Prior to Q1 2020, this included collections applied to principal on finance receivables

Borrowings	$ 2,661	$ 2,808
LTM Adjusted EBITDA	1,337	1,108
Debt to LTM Adjusted EBITDA	1.99	2.53

Investor Contact:
Darby Schoenfeld, CPA
Vice President, Investor Relations
(757) 431-7913
Darby.Schoenfeld@PRAGroup.com

News Media Contact:
Elizabeth Kersey
Vice President, Communications and Public Policy
(757) 431-3398
Elizabeth.Kersey@PRAGroup.com